Exhibit 10.19

AMENDING AGREEMENT NO. 2

THIS AGREEMENT made as of the 28th day of October, 2004,

BETWEEN:

NATIONAL CAR RENTAL (CANADA) INC.,

a corporation incorporated under the Canada Business Corporations Act,

(hereinafter called the “General Partner”),

-and-

1487792 ONTARIO INC.,

a corporation incorporated under the Business Corporations Act (Ontario),

(hereinafter called the “Additional General Partner”),

-and-

BNY TRUST COMPANY OF CANADA,

a trust company incorporated under the laws of Canada and registered to carry on the business of a trust company in each of the provinces of Canada, in its capacity as trustee of CANADIAN MASTER TRUST, a trust established under the laws of the Province of Ontario,

(hereinafter called the “Limited Partner”).

WHEREAS the General Partner, the Limited Partner and the Additional General Partner have entered into a fourth amended and restated limited partnership agreement made as of March 13, 1997 and executed on October 14, 2003, as amended by Amending Agreement No. 1 between the parties made as of the 13th day of July, 2004 (collectively, the “Limited Partnership Agreement”);

AND WHEREAS the General Partner, the Additional General Partner and the Limited Partner wish to further amend the Limited Partnership Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

1.                             Interpretation

(a)           All words and expressions defined in the Limited Partnership Agreement and not otherwise defined in this Agreement have the respective meanings specified in the Limited Partnership Agreement.

(b)           Unless expressly stated otherwise, all references herein to sections or schedules of an agreement other than this Agreement shall be to the specific sections or schedules of the Limited Partnership Agreement.

(c)           Section headings are for convenience only.

2.                             Amendments to the Limited Partnership Agreement

2.1                           Section 1.1 of the Limited Partnership Agreement is amended by:

(a)                                  deleting the defined term “Program Fee” in its entirety and substituting therefor the following:

““Program Fee” means, unless and until a Termination Event shall occur, (i) prior to October 31, 2004, three-quarters of one percent (0.75%) per annum, (ii) between October 31, 2004 and October 31, 2006, one-half of one percent (0.50%), and (iii) after October 31, 2006, three-tenths of one percent (0.30%), in each case of the amount of Notes outstanding, and if a Termination Event shall occur, from the date of such occurrence until the Partnership has been dissolved, one percent (1.0%) per annum of the Notes outstanding at the date of such occurrence;”;

(b)                                 deleting the percentage “2%” where such percentage appears in the ninth line of the defined term “Depreciation” and substituting therefor the percentage “2.25%”;

(c)                                  deleting the words “September 30, 2005” where such words appear in the defined term “Partnership Termination Date” and substituting therefor the words “October 31, 2007”; and

(d)                                 deleting the reference to 0.20% where such reference is found in the second line of the defined term “Utilization Fee”, and substituting therefor the words “(i) prior to October 31, 2004, 0.20%, (ii) between October 31, 2004 and October 31, 2006, 0.15%, and (iii) after October 31, 2006 0.10%”.

2.2                           Section 3.2 of the Limited Partnership Agreement is amended by deleting section 3.2(e) in its entirely and substituting therefor the following:

“3.2(e) Notwithstanding anything else contained herein, so long as there does not exist a continuing Suspension Event or Termination Event, the General Partner may at any time between April 1 and July 31 of each calendar year, in conjunction with a Capital Call pursuant to section 3.2(a), make a Capital Call for use solely in respect of the funding of VAT payable with respect to purchases of Partnership Vehicles made during the months of April, May, June and July of that year. A Capital Call pursuant to this section 3.2(e), when combined with this related Capital Call pursuant to section 3.2(a), must comply with the size restrictions set out in section 3.2(a), and in no event shall be greater than the VAT obligations such Capital Call is being used to fund. The maximum amount of capital that the Limited Partner shall be required to contribute under Additional Capital Contributions made pursuant to this section 3.2(e) (“VAT Contributions”) shall not exceed $20,000,000. The Limited Partner’s obligation to make VAT Contributions in any year shall be conditional upon the Limited Partner having received an opinion of counsel from the General Partner with respect to the making of VAT Contributions in that year in a form acceptable to the Rating Agency. The General Partner shall not be required to make a corresponding Additional Capital Contribution with respect to VAT Contributions made by the Limited Partner. The General Partner shall maintain a separate record of the VAT Contributions made by the Limited Partner and shall cause (i) all VAT Contributions to be deposited to the VAT Account until such time as they are used in respect of the purchase of a Partnership Vehicle and shall refrain from commingling such contributions with amounts in the Rental Account, (ii) all input tax credits received by the Partnership in respect of VAT payments funded by a VAT Contribution to be paid to the Limited Partner, as a return of capital, forthwith upon receipt by the Partnership or crediting by the Partnership against any remittance otherwise required by the Partnership, until such time as all VAT Contributions have been so returned to the Limited Partner, and (iii) all VAT Contributions to have been returned to the Limited Partner on or before October 31 of the relevant calendar year. The provisions of section 4.4 shall not apply to VAT Contributions deposited to the VAT Account to the extent such provisions conflict with this section 3.2(e).”.

2.3                                                                                 Section 5.2(i) of the Limited Partnership Agreement is amended by:

(a)                                  deleting the percentage 85% where such percentage appears in section 5.2(i)(i) and substituting therefor the percentage 80%;

(b)                                 deleting the word “and” at the end of section 5.2(i)(vi);

(c)                                  deleting the period at the end of section 5.2(i)(vii) and substituting therefor “; and”; and

(d)                                 adding a new section 5.2(i)(viii) as follows:

1487792 ONTARIO INC.

by
	Name:	Ian Bandeen
	Title:	President

BNY TRUST COMPANY OF CANADA, as trustee of CANADIAN MASTER TRUST (with liability limited to the assets of the Trust) by its Securitization Agent, BMO NESBITT BURNS INC.

by
Name:
Title:

by
	Name:	Jerry Marriott
	Title:	Vice President, Securitization and Structured Finance

We hereby acknowledge notice of and consent to the foregoing amendments to the Limited Partnership Agreement.

DATED this             day of October, 2004.

VANGUARD CAR RENTAL USA HOLDINGS INC.

by	/s/ Gerard J. Kennell
	Name:	Gerard J. Kennell
	Title:	SVP & Treasurer

We hereby consent to the foregoing amendments to the Limited Partnership Agreement.

DATED this 28th day of October, 2004.

DOMINION BOND RATING SERVICE LIMITED

by	/s/ Greg Nelson
	Name:	Greg Nelson
	Title:	EVP